SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-THOMAS NELSON INC

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 1/05/99            1,600            13.3000
               THE GABELLI EQUITY TRUST,INC.
                                 1/14/99           10,500            12.6214
                                 1/14/99            1,500            12.6750
               THE GABELLI ASSET FUND
                                 1/05/99           11,300            13.2336
                                12/24/98           18,700            13.9915
               THE GABELLI CAPITAL ASSET FUND
                                12/16/98            2,000            12.8625
          GAMCO INVESTORS, INC.
                                 1/19/99           10,000            12.8625
                                 1/19/99              500            12.7500
                                 1/15/99            5,000            12.5000
                                 1/11/99            3,800            13.1250
                                 1/08/99            1,000            13.2500
                                 1/08/99            7,500            13.0833
                                 1/06/99            9,000            13.0021
                                 1/05/99            8,000            13.4398
                                 1/04/99              500-             *DO
                                12/31/98           10,000            13.4735
                                12/31/98            3,700            13.4735
                                12/30/98            1,300            13.4941
                                12/30/98            4,000            13.4941
                                12/29/98            1,400            13.5000
                                12/23/98            2,600            13.2644
                                12/22/98            4,000            13.0000
                                12/21/98            2,000            13.0000
                                12/21/98            4,000            12.9500
                                12/18/98            3,000            12.8750
                                12/17/98            7,000            13.1286
                                12/16/98            1,500            12.8125
                                12/15/98            3,000            13.0000
                                12/14/98            4,500            12.9306






                                            SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-THOMAS NELSON INC

          GAMCO INVESTORS, INC.
                                12/14/98            2,000            12.8750
                                12/11/98            6,000            13.0000
                                12/11/98            3,600            13.0000
                                12/10/98            1,400            12.9740
                                12/10/98            1,000            12.9740




























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.